SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported : August 1, 1999)



                    KING POWER INTERNATIONAL GROUP CO., LTD.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


                                     1-13205
                            (Commission File Number)


                                   75-2641513
                        (IRS Employer Identification No.)

    27th Floor Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand
                    (Address of principal executive offices)

      Registrant's telephone number (including area code): 011-662-658-0090

                     Registrant's agent in the United States
                             Richard Braucher, Esq.
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                              phone (972) 248-1922

ITEM 4. Changes in Registrant's Certifying Accountants


I.

The accounting firm of Deloitte Touche Tohmatsu Jaiyos, the independent accountants for the registrant, was dismissed effective on August 1, 1999 as directed by the vote of the registrant's Board of Directors.

During the fiscal year ended December 31, 1998, and the interim period subsequent to December 31, 1998, there have been no disagreements with Deloitte Touche Tohmatsu Jaiyos on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

Deloitte Touche Tohmatsu Jaiyos's report on the financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

 Deloitte Touche Tohmatsu Jaiyos has furnished a letter, dated August 3, 1999 addressed to the Securities and Exchange Commission stating that it agrees with the above statements.



II.

Due to the fact that the accounting firm of Deloitte Touche Tohmatsu Jaiyos, the independent accountants for the registrant for the fiscal year ended December 31, 1998 only, was dismissed effective on August 1, 1999, the registrant engaged the accounting firm of Smith, Jackson, Cooper & Daniell, PLLC, Dallas, Texas as independent accountants for the registrant, effective as of August 1, 1999.

During the fiscal years ended December 31, 1997 and 1998, and the interim period subsequent to December 31, 1998, there have been no consultations with Smith, Jackson, Cooper & Daniell, PLLC, on any matters of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements.




ITEM 7.  Financial Statements and Exhibits.

             (c)  Exhibits

16 Letter dated August 3, 1999, from Deloitte Touche Tohmatsu Jaiyos to the Securities and Exchange Commission.

                                    SIGNATURE



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



KING POWER INTERNATIONAL GROUP CO., LTD.


By: /s/ Viratana Suntaranond
    ---------------------------------------
     Viratana Suntaranond, Vice Chairman of
     the Board and Chief Financial Officer